Exhibit 21

Subsidiaries of the Registrant*

Roller Bearing Company of America, Inc. – Delaware

RBC Precision Products—Plymouth, Inc. – Delaware

Industrial Tectonics Bearings Corporation – Delaware

RBC Linear Precision Products, Inc. – Delaware

RBC Precision Products—Bremen, Inc. – Delaware

RBC Nice Bearings, Inc. – Delaware

RBC Lubron Bearing Systems, Inc. – Delaware

RBC Oklahoma, Inc. – Delaware

RBC Aircraft Products, Inc. – Delaware

RBC Southwest Products, Inc. – Delaware

All Power Manufacturing Co. – California

RBC de Mexico S DE RL DE CV – Mexico

Schaublin Holdings S.A. – Switzerland

Schaublin SA – Switzerland

RBC France SAS – France

Shanghai Representative office of Roller Bearing Company of America, Inc. – People’s Republic of China

RBC Bearings U.K. Limited – U.K.

Phoenix Bearings, Ltd. – U.K.

RBC CBS Coastal Bearing Services LLC – Delaware

AID Company LLC – South Carolina

Western Precision Aero LLC – California

RBC Bearings Polska sp. z o.o. – Poland

All Power de Mexico, S DE RL DE CV - Mexico

All of which are, directly or indirectly, wholly-owned by the registrant.